Exhibit 10.77

THIRD AMENDMENT TO DISTRIBUTION SERVICE AGREEMENT

This Third Amendment to Distribution Service Agreement is entered into effective as of August 11, 2012 by and between The Pantry, Inc. (“Pantry”), and McLane Company, Inc.  (“McLane”), and amends the Amended and Restated Distribution Service Agreement between them dated August 1, 2008  (as previously amended by Amendment to Distribution Service Agreement dated May 1, 2010 and by Amendment to Distribution Service Agreement dated December 2, 2010,  the “Agreement”).

1.         Defined Terms.  Each capitalized term used in this amendment without definition has the meaning given to that term in the Agreement.

2.         Amendment of Agreement.    Effective as of the date first written above:

(a)               Sections 4.1, 4.2 and 4.3 are deleted in their entirety.

(b)              Section 4.4 of the Agreement is amended by: (i) deleting the reference therein to [***] and replacing it with [***] and (ii) deleting the last sentence of that section and replacing it with the following: “McLane shall pass all amounts payable under this Section [****]

(c)               A new Section 7.21 is added to the Agreement as follows:

“7.21       Product Recalls. In the event of any product recall, market withdrawal, stock recovery (each as defined in 21 CFR Part 7 or as covered by FSIS Directive 8080.1), or similar action (each, a “retrieval”), regarding any Product previously purchased and distributed hereunder, McLane will use commercially reasonable efforts to promptly notify (in all cases within one business day of receipt of such information) a single point of contact within The Pantry of such retrieval at the address below, or the phone number or email address, if any, on file with McLane for such notification purposes. McLane may, but is under no obligation hereunder to, contact individual Pantry Stores regarding a retrieval; the parties agree that such responsibility will be borne by The Pantry. McLane will have no obligation to accept returns of any affected Product unless the applicable Supplier of such item so directs and agrees to refund the cost thereof as well pay as an agreed-upon handling charge to McLane.”

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[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

(d)               Exhibit C to the Agreement is amended by deleting the Service Charge of [***] per Store/per week in its entirety.

3.        Miscellaneous.

(a)             This  amendment is limited as specified and does not constitute a modification, amendment or waiver of any other provision of the Agreement. Except as specifically amended by this amendment, the Agreement remains in full force and effect and is hereby ratified and confirmed.

(b)             This amendment may be executed in counterparts, each of which is to be deemed an original, and all of which constitute one and the same instrument.

(c)              The laws of the state of North Carolina, other than its conflict of law rules, govern this amendment.

The parties have entered into this amendment as of the date first written above.

The Pantry, Inc. By: /s/ Dennis Hatchell Name: Dennis Hatchell Title: President & CEO Date: 10/4/12	McLane Company, Inc. By: /s/ Stuart Clark Name: Stuart Clark Title: SVP, Sales & Retail Date: 10/5/12

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[***]  Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.